Investor Contact: Martie Edmunds Zakas
FOR IMMEDIATE RELEASE     Sr. Vice President - Strategy, Corporate Development
July 30, 2015                                         & Communications
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Sr. Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS
2015 THIRD QUARTER RESULTS

Adjusted net income per diluted share increased 36 Percent to $0.15

ATLANTA - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its fiscal third quarter ended June 30, 2015, net sales were $301.0 million, compared with $318.5 million in the prior year period. Operating income was $31.5 million compared with $41.8 million in the prior year period, and adjusted operating income was $43.3 million compared with $42.0 million in the prior year period. Net income was $16.5 million, or $0.10 per diluted share, compared with $18.5 million, or $0.11 per diluted share, in the prior year period. Adjusted net income per diluted share increased to $0.15 from $0.11 in the prior year period. Net income per diluted share was adversely effected by $0.05 due primarily to an $11.6 million non-cash write-down of a tax-related receivable from Walter Energy, Inc. Adjusted EBITDA increased to $57.8 million from $56.0 million in the prior year period.

"Our net sales performance for the third quarter was not as we had expected and was notably impacted by above-average rainfall, primarily in Texas, Colorado and parts of the Midwest, as well as by the unfavorable impact of Canadian currency exchange rates,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products.
“Despite the decrease in net sales, adjusted EBITDA margin for the 2015 third quarter improved 160 basis points to 19.2 percent as compared with 17.6 percent for the 2014 third quarter. Moreover, we had particularly strong margin improvement at Mueller Co.'s base business, which includes our valves, hydrants and brass products, with an adjusted EBITDA margin of 30.0 percent, an improvement of 260 basis points from 27.4 percent last year.
“Anvil’s net sales for the 2015 third quarter decreased to $89.2 million as compared with $104.5 million for the 2014 third quarter due to lower shipment volumes, primarily into the oil & gas market. Anvil’s third quarter financial performance benefited from lower headcount and raw material costs that partially offset the gross profit impact from the net sales decline.

“For the full year, we expect adjusted net income per share to show strong year-over-year growth due to the benefits from higher adjusted operating income and lower interest expense. We also believe we will experience growth in our key end markets driven by increases in residential and non-residential construction and municipal spending. In addition, we believe our long-term prospects in our water markets remain strong given utilities' need to replace aging infrastructure, monitor and measure usage, and address asset management and non-revenue water loss, all areas where we are well-positioned.”

Consolidated Results

Net sales for the 2015 third quarter decreased $17.5 million, or 5.5 percent, to $301.0 million as compared with $318.5 million for the 2014 third quarter, due primarily to lower shipment volumes, the divestiture of our Canadian municipal castings business earlier this year and unfavorable Canadian currency exchange rates.

Adjusted operating income for the 2015 third quarter increased $1.3 million to $43.3 million as compared with $42.0 million for the 2014 third quarter, primarily due to increased adjusted operating income at Mueller Co. and lower corporate expenses.

Segment Results

Mueller Co.

Net sales for the 2015 third quarter of $211.8 million decreased $2.2 million as compared with $214.0 million for the 2014 third quarter. Net sales performance was adversely impacted by extraordinary weather events, primarily in Texas, Colorado and parts of the Midwest.

Adjusted operating income for the 2015 third quarter was $43.3 million as compared with $42.4 million for the 2014 third quarter. Adjusted operating margin for the 2015 third quarter improved 60 basis points to 20.4 percent as compared with 19.8 percent for the 2014 third quarter.

Anvil

Net sales for the 2015 third quarter decreased 14.6 percent to $89.2 million as compared with $104.5 million for the 2014 third quarter. This decrease resulted primarily from $15.5 million of lower shipment volumes, primarily into the oil & gas market.

Adjusted operating income for the 2015 third quarter was $7.2 million as compared with $9.5 million for the 2014 third quarter. This decline reflects the decrease in net sales and an unfavorable shift in product mix.

Corporate

The Company has a tax-related receivable from Walter Energy, Inc. from prior to the Company's spin-off from Walter in 2006. Walter filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in July 2015. As collection of this receivable now appears doubtful, the Company recognized a non-cash loss for the entire receivable balance of $11.6 million in the 2015 third quarter.

Interest Expense, Net

Interest expense, net for the 2015 third quarter declined $6.2 million to $6.3 million as compared with $12.5 million for the 2014 third quarter. The decline was due to lower interest rates and lower amounts of debt outstanding. During the 2015 first quarter, we prepaid all of our Senior Subordinated Notes and Senior Unsecured Notes and entered into a new term loan.

Income Taxes

For the 2015 third quarter, income tax expense of $8.7 million was 34.5 percent of income before income taxes. For the 2014 third quarter, the effective income tax rate was 36.9 percent.

Stock Repurchase Program

During the quarter, the Company acquired 523,851 shares of its common stock through open market purchases.  At June 30, 2015, the Company had remaining authorization of $45.0 million to repurchase shares of its common stock.

Use of Non-GAAP Measures

The Company reports its financial results under accounting principles generally accepted in the United States (“GAAP”), as well as through the use of non-GAAP measures. The Company presents adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow, net debt and net debt leverage as non-GAAP measures. Adjusted operating income (loss) represents operating income (loss) excluding restructuring and the loss on the Walter tax-related receivable. This amount divided by net sales is adjusted operating margin. Adjusted EBITDA represents operating income (loss) excluding restructuring, the loss on the Walter tax-related receivable and depreciation and amortization. This amount divided by net sales is adjusted EBITDA margin. The Company presents adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin because these are measures management believes are frequently used by securities analysts, investors and other interested parties in the evaluation of financial performance. Adjusted net income (loss) and adjusted net income (loss) per diluted share exclude, on an after-tax basis, restructuring, the loss on the Walter tax-related receivable and certain tax adjustments and expenses related to the early extinguishment of debt. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flows from operating activities less capital expenditures. It is presented as a measurement of cash flows because management believes it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt leverage represents net debt divided by trailing 12 months adjusted EBITDA. Net debt and net debt leverage are commonly used by the investment community as measures of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Friday, July 31, 2015 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-396-1242. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding expected growth in our key end markets and our full-year expectations for adjusted operating income, adjusted EBITDA and adjusted net income per share. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the sections entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. The piping component systems produced by Anvil help build connections that last in commercial, industrial and oil & gas applications. Visit us at www.muellerwaterproducts.com.

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MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	September 30,
	2015	2014
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$61.4	$161.1
Receivables, net	166.8	182.1
Inventories	228.6	198.0
Deferred income taxes	28.0	38.6
Other current assets	20.9	44.1
Total current assets	505.7	623.9
Property, plant and equipment, net	145.1	146.3
Intangible assets	514.1	533.6
Other noncurrent assets	32.5	13.3
Total assets	$1,197.4	$1,317.1

Liabilities and equity:
Current portion of long-term debt	$6.0	$46.2
Accounts payable	83.1	116.0
Other current liabilities	58.8	82.2
Total current liabilities	147.9	244.4
Long-term debt	491.2	499.4
Deferred income taxes	132.0	150.4
Other noncurrent liabilities	86.4	71.3
Total liabilities	857.5	965.5

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 160,441,839 and 159,760,671 shares outstanding at June 30, 2015 and September 30, 2014, respectively	1.6	1.6
Additional paid-in capital	1,576.4	1,582.8
Accumulated deficit	(1,165.1)	(1,173.7)
Accumulated other comprehensive loss	(74.5)	(60.7)
Total Company stockholders’ equity	338.4	350.0
Noncontrolling interest	1.5	1.6
Total equity	339.9	351.6
Total liabilities and equity	$1,197.4	$1,317.1

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Nine months ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in millions, except per share amounts)
Net sales	$301.0	$318.5	$853.1	$864.0
Cost of sales	204.8	221.2	603.5	617.4
Gross profit	96.2	97.3	249.6	246.6
Operating expenses:
Selling, general and administrative	52.9	55.3	163.7	162.5
Loss on Walter tax-related receivable *	11.6	—	11.6	—
Restructuring	0.2	0.2	9.1	3.0
Total operating expenses	64.7	55.5	184.4	165.5
Operating income	31.5	41.8	65.2	81.1
Interest expense, net	6.3	12.5	21.8	37.6
Loss on early extinguishment of debt	—	—	31.3	—
Income before income taxes	25.2	29.3	12.1	43.5
Income tax expense	8.7	10.8	3.5	14.2
Net income	$16.5	$18.5	$8.6	$29.3

Net income per share:
Basic	$0.10	$0.12	$0.05	$0.18
Diluted	$0.10	$0.11	$0.05	$0.18

Weighted average shares outstanding:
Basic	160.8	159.5	160.5	159.0
Diluted	163.5	162.2	163.3	161.9

Dividends declared per share	$0.0200	$0.0175	$0.0550	$0.0525

* The Company has a tax-related receivable from Walter Energy, Inc. from prior to the Company's spin-off from Walter in 2006. Walter filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in July 2015. As collection of this receivable now appears doubtful, the Company recognized a non-cash loss for the entire receivable balance of $11.6 million in the 2015 third quarter.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine months ended
	June 30,
	2015	2014
	(in millions)
Operating activities:
Net income	$8.6	$29.3
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on early extinguishment of debt	31.3	—
Depreciation	21.2	20.3
Amortization	22.0	22.2
Loss on Walter tax-related receivable	11.6	—
Stock-based compensation	3.6	5.2
Deferred income taxes	1.1	13.4
Retirement plans	0.4	1.0
Other, net	4.8	3.0
Changes in assets and liabilities, net of acquisitions:
Receivables	13.0	(18.9)
Inventories	(33.3)	16.2
Other assets	(2.0)	1.3
Liabilities	(63.1)	(32.0)
Net cash provided by operating activities	19.2	61.0
Investing activities:
Capital expenditures	(26.3)	(25.5)
Proceeds from sales of assets	4.9	1.2
Other	0.3	—
Net cash used in investing activities	(21.1)	(24.3)
Financing activities:
Issuance of debt	512.5	—
Repayments of debt	(587.7)	—
Dividends	(8.8)	(8.4)
Excess tax benefit on stock-based compensation exercises	3.2	—
Issuance of common stock	2.9	3.6
Stock repurchased under buyback program	(5.0)	—
Employee taxes related to stock-based compensation	(2.4)	(3.1)
Deferred financing fees	(8.5)	—
Other	(0.7)	(0.1)
Net cash used in financing activities	(94.5)	(8.0)
Effect of currency exchange rate changes on cash	(3.3)	(1.4)
Net change in cash and cash equivalents	(99.7)	27.3
Cash and cash equivalents at beginning of period	161.1	123.6
Cash and cash equivalents at end of period	$61.4	$150.9

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Quarter ended June 30, 2015
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP Results:
Net sales	$211.8	$89.2	$—	$301.0

Gross profit	$72.2	$24.0	$—	$96.2
Selling, general and administrative expenses	28.9	16.8	7.2	52.9
Loss on Walter tax-related receivable	—	—	11.6	11.6
Restructuring expense	0.1	0.2	(0.1)	0.2
Operating income (loss)	$43.2	$7.0	$(18.7)	31.5
Interest expense, net				6.3
Income tax expense				8.7
Net income				$16.5

Net income per diluted share				$0.10

Capital expenditures	$6.7	$2.5	$0.1	$9.3

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$43.2	$7.0	$(18.7)	$31.5
Loss on Walter tax-related receivable	—	—	11.6	11.6
Restructuring expense	0.1	0.2	(0.1)	0.2
Adjusted operating income (loss)	43.3	7.2	(7.2)	43.3
Depreciation and amortization	10.8	3.6	0.1	14.5
Adjusted EBITDA	$54.1	$10.8	$(7.1)	$57.8

Adjusted operating margin	20.4%	8.1%		14.4%
Adjusted EBITDA margin	25.5%	12.1%		19.2%

Adjusted net income:
Net income				$16.5
Loss on Walter tax-related receivable, net of tax				7.2
Restructuring expense, net of tax				0.1
Adjusted net income				$23.8
Adjusted net income per diluted share				$0.15

Free cash flow:
Net cash provided by operating activities				$58.1
Less capital expenditures				(9.3)
Free cash flow				$48.8

Net debt (end of period):
Current portion of long-term debt				$6.0
Long-term debt				491.2
Total debt				497.2
Less cash and cash equivalents				(61.4)
Net debt				$435.8

Adjusted EBITDA:
Current quarter				$57.8
Three prior quarters				128.6
Adjusted EBITDA				$186.4

Net debt leverage (net debt divided by adjusted EBITDA)				2.3x

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Quarter ended June 30, 2014
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP results:
Net sales	$214.0	$104.5	$—	$318.5

Gross profit	$70.1	$27.2	$—	$97.3
Selling, general and administrative expenses	27.7	17.7	9.9	55.3
Restructuring expense	0.2	—	—	0.2
Operating income (loss)	$42.2	$9.5	$(9.9)	41.8
Interest expense, net				12.5
Income tax expense				10.8
Net income				$18.5

Net income per diluted share				$0.12

Capital expenditures	$5.0	$2.2	$—	$7.2

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$42.2	$9.5	$(9.9)	$41.8
Restructuring expense	0.2	—	—	0.2
Adjusted operating income (loss)	42.4	9.5	(9.9)	42.0
Depreciation and amortization	10.4	3.5	0.1	14.0
Adjusted EBITDA	$52.8	$13.0	$(9.8)	$56.0

Adjusted operating margin	19.8%	9.1%		13.2%
Adjusted EBITDA margin	24.7%	12.4%		17.6%

Adjusted net income:
Net income				$18.5
Restructuring expense, net of tax				0.1
Deferred tax asset valuation allowance adjustment				(1.1)
Adjusted net income				$17.5
Adjusted net income per diluted share				$0.11

Free cash flow:
Net cash provided by operating activities				$53.4
Less capital expenditures				(7.2)
Free cash flow				$46.2

Net debt (end of period):
Current portion of long-term debt				$56.3
Long-term debt				544.5
Total debt				600.8
Less cash and cash equivalents				(150.9)
Net debt				$449.9

Adjusted EBITDA:
Current quarter				$56.0
Three prior quarters				118.8
Adjusted EBITDA				$174.8

Net debt leverage (net debt divided by adjusted EBITDA)				2.6x

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Nine months ended June 30, 2015
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP Results:
Net sales	$575.7	$277.4	$—	$853.1

Gross profit	$174.0	$75.6	$—	$249.6
Selling, general and administrative expenses	85.3	53.8	24.6	163.7
Loss on Walter tax-related receivable	—	—	11.6	11.6
Restructuring expense	8.3	0.4	0.4	9.1
Operating income (loss)	$80.4	$21.4	$(36.6)	65.2
Interest expense, net				21.8
Loss on early extinguishment of debt				31.3
Income tax expense				3.5
Net income				$8.6

Net income per diluted share				$0.05

Capital expenditures	$17.7	$8.5	$0.1	$26.3

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$80.4	$21.4	$(36.6)	$65.2
Restructuring expense	8.3	0.4	0.4	9.1
Loss on Walter tax-related receivable	—	—	11.6	11.6
Adjusted operating income (loss)	88.7	21.8	(24.6)	85.9
Depreciation and amortization	32.1	10.8	0.3	43.2
Adjusted EBITDA	$120.8	$32.6	$(24.3)	$129.1

Adjusted operating margin	15.4%	7.9%		10.1%
Adjusted EBITDA margin	21.0%	11.8%		15.1%

Adjusted net income:
Net income				$8.6
Restructuring expense, net of tax				5.6
Loss on Walter tax-related receivable, net of tax				7.2
Loss on early extinguishment of debt, net of tax				19.6
Adjusted net income				$41.0
Adjusted net income per diluted share				$0.25

Free cash flow:
Net cash provided by operating activities				$19.2
Less capital expenditures				(26.3)
Free cash flow				$(7.1)

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Nine months ended June 30, 2014
	Mueller Co.	Anvil	Corporate	Total
	(in millions, except per share amounts)
GAAP results:
Net sales	$570.3	$293.7	$—	$864.0

Gross profit	$166.9	$79.7	$—	$246.6
Selling, general and administrative expenses	80.7	54.3	27.5	162.5
Restructuring expense	1.9	1.1	—	3.0
Operating income (loss)	$84.3	$24.3	$(27.5)	81.1
Interest expense, net				37.6
Income tax expense				14.2
Net income				$29.3

Net income per diluted share				$0.18

Capital expenditures	$15.9	$9.4	$0.2	$25.5

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$84.3	$24.3	$(27.5)	$81.1
Restructuring expense	1.9	1.1	—	3.0
Adjusted operating income (loss)	86.2	25.4	(27.5)	84.1
Depreciation and amortization	31.6	10.6	0.3	42.5
Adjusted EBITDA	$117.8	$36.0	$(27.2)	$126.6

Adjusted operating margin	15.1%	8.6%		9.7%
Adjusted EBITDA margin	20.7%	12.3%		14.7%

Adjusted net income:
Net income				$29.3
Restructuring expense, net of tax				1.8
Deferred tax asset valuation allowance adjustment				(1.1)
Adjusted net income				$30.0
Adjusted net income per diluted share				$0.19

Free cash flow:
Net cash provided by operating activities				$61.0
Less capital expenditures				(25.5)
Free cash flow				$35.5